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SARNA & COMPANY
      Certified
         Public
    Accountants
---------------

                               ------------------------------------------
                               310             Westlake       805
                               N. Westlake     Village        371-8900
                               Boulevard       California     Fax 805
                               Suite 270       91362          379-0140


           CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our report dated January 20, 2000 on the financial statements of Crossnet Ventures, Inc. ("the Company") for the period ended December 31, 1999 in the Company's Form SB2 registration statement to be filed with the United States Securities Exchange Commission. We also consent to the application of such report to the financial information in the Form SB2 registration statement, when such financial information is read in conjunction with the financial statements referred to in our report.


/s/ Sarna & Company

Sarna & Company
Certified Public Accountants
Westlake Village, California
January 23, 2001